Exhibit 3.2
                                                              1903757
                                                     ENDORSED - FILED
                                       In the Office of the Secretary
                                                             of State
                                           of the State of California
                                                         SEP 0 3 1996
                                             BILL JONES, Secretary of State


                            ARTICLES OF INCORPORATION
                                       OF
                             ADVANTAGE SYSTEMS, INC.

         FIRST: The name of this corporation is

                ADVANTAGE SYSTEMS, INC.


         SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THIRD: The name and address in the State of California of this corporation's initial agent for service of process is Keith Avinger, 1001 S. Saratoga-Sunnyvale Rd., San Jose, CA 95129

         FOURTH: This corporation is authorized to issue only one class of shares of stock; and the total number of such shares which the corporation is authorized to issue is 100,000 shares.

         FIFTH: The liability of the directors of the corporation for monetary damages

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shall be eliminated to the fullest extent permissible under California law.


         SIXTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code.) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with agents, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.

         I declare that I am the person who executed the above Articles of Incorporation, and that this instrument is any act and deed.


                                               /s/ Steven Mehlman
                                               -----------------------------
                                               Incorporator, Steven Mehlman


















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
                                                                A498575
                                                         E N D 0 R S E D
                                                               F I L E D
                                        In the office Of the Secretary of State
                                        of the State of California
                                                             OCT 10 1997
                                                BILL JONES, Secretary of State

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                             ADVANTAGE SYSTEMS, INC.

The undersigned certify that:


1. They are the president and the secretary respectively, of ADVANTAGE SYSTEMS, INC., a California Corporation.

2. Article FOURTH of the Articles of Incorporation of this corporation is amended to read as follows:

         "FOURTH This corporation is authorized to issue only one class of shares of stock; and the total number of shares which the corporation is authorized to issue is 10,000,000 shares."

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 90,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: September 30, 1997

                                               /s/ Keith Avinger
                                               --------------------------
                                               Keith Avinger, President


                                               /s/ Kenney Noel
                                               --------------------------
                                               Kenney Noel, Secretary

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                             ADVANTAGE SYSTEMS, INC.

The undersigned certify that:

1. They are the president and the secretary, respectively, of ADVANTAGE SYSTEMS, INC., California Corporation.

2. Article FOURTH of the Articles of Incorporation of this corporation is amended to read as follows:

         "FOURTH This corporation is authorized to issue only one class of shares of stock; and the total number of shares which the corporation is authorized to issue is 10,000,000 shares."

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 90,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: September 19 , 1997

                                               /s/ Keith Avinger
                                               --------------------------
                                               Keith Avinger, President


                                               --------------------------
                                               Kenney Noel, Secretary